UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

DEERFIELD CAPITAL CORP.
(Exact name of registrant as specified in its charter)

MARYLAND	32551 20	2008622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road, 9th Floor, Rosemont, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(773) 380-1600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated December 21, 2007, filed by Deerfield Capital Corp. (“DFR”) with the Securities and Exchange Commission on December 21, 2007 (the “Original 8-K”), announcing DFR’s entry into a material definitive agreement (the “Merger Agreement”) for its acquisition of Deerfield & Company LLC (“Deerfield”), the parent of DFR’s then external manager, Deerfield Capital Management LLC. The Original 8-K announced the matters described therein under Items 1.01, 2.03, 3.02, 5.02, 8.01 and 9.01 of Form 8-K. This Form 8-K/A amends Item 1.01, Item 9.01 and Exhibit 10.1 of the Original 8-K to change the date of the Registration Rights Agreement from December 17, 2007 to December 21, 2007.

Item 1.01 Entry into a Material Definitive Agreement.

Simultaneously with the execution of the Merger Agreement, DFR also entered into a Registration Rights Agreement, dated as of December 21, 2007 (the “Registration Rights Agreement”), with the parties identified as stockholders on the signature pages thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Registration Rights Agreement, dated as of December 21, 2007, by and among Deerfield Triarc Capital Corp. and the parties identified as stockholders on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

By:	/s/ Frederick L. White
Frederick L. White Senior Vice President, General Counsel and Secretary

Dated:  January 15, 2008

Exhibit Index

10.1	Registration Rights Agreement, dated as of December 21, 2007, by and among Deerfield Triarc Capital Corp. and the parties identified as stockholders on the signature pages thereto.